As filed with the Securities and Exchange Commission on June 23, 2010
Registration No. No. 333-157796
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Deutsche Telekom AG
(Exact name of Registrant as Specified in its Charter)
Federal Republic of Germany
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification Number)

Friedrich-Ebert-Allee 140
53113 Bonn
Germany
+49 228 181 0
(Address and Telephone Number of
Registrant's Principal Executive Offices)

Deutsche Telekom, Inc.
Attn: Klaus-Peter Statz
President & CEO
14 Wall Street, Suite 6B
New York, New York 10005
+1 212 424 2900
(Name, Address and Telephone Number of Agent for Service)

Deutsche Telekom International Finance B.V.
(Exact name of Registrant as Specified in its Charter)
The Netherlands
(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable
(I.R.S. Employer Identification Number)

Herengracht 124-128
1015 BT Amsterdam
The Netherlands
 +31 20 794 45 00
(Address and Telephone Number of
Registrant's Principal Executive Offices)

Deutsche Telekom, Inc.
Attn: Klaus-Peter Statz
President & CEO
14 Wall Street, Suite 6B
New York, New York 10005
+1 212 424 2900
(Name, Address and Telephone Number of Agent for Service)

Copies of Communications to:
John Palenberg, Esq. Cleary Gottlieb Steen & Hamilton LLP Theodor-Heuss-Ring 9 50668 Cologne, Germany	Krystian Czerniecki, Esq. Sullivan & Cromwell LLP Neue Mainzer Strasse 52 60311 Frankfurt am Main, Germany

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form F-3 (File No.  333-157796) (the “Registration Statement”) of Deutsche Telekom AG and Deutsche Telekom International Finance B.V. (collectively, the “Registrants”) pertaining to debt securities, which was filed with the Securities and Exchange Commission and became effective on March 10, 2009.

On April 21, 2010, Deutsche Telekom AG announced its intention to delist its American Depositary Shares and its underlying ordinary shares from the New York Stock Exchange (“NYSE”) and that this delisting would be followed by an application to deregister and terminate its reporting obligations under the Securities and Exchange Act of 1934, as amended.

As a result and pursuant to the Registrants’ undertaking in Item 10 of Part II of this Registration Statement, the Registrants hereby terminate this Registration Statement and remove from registration the unsold portion of securities registered hereon.

In June 2009, Deutsche Telekom AG and Deutsche Telekom International Finance B.V. completed the offering of US$ 750,000,000 4.875% and US$ 750,000,000 6.000% Bonds pursuant to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Deutsche Telekom AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bonn, Germany on June 23, 2010.

DEUTSCHE TELEKOM AG

By: /s/ René Obermann
Name: René Obermann
Title: Chief Executive Officer

By: /s/ Timotheus Höttges
Name: Timotheus Höttges
Title: Chief Financial Officer

Know all persons by these present that each officer or director whose signature appears below constitutes and appoints each of the directors named below, jointly and severally, his or her true lawful attorneys-in-fact and agents with full and several power of substitution for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, supplements to this registration statement and any registration statements pursuant to Rule 462(b) under the Securities Act relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on June 23, 2010.

Name	Title

/s/ René Obermann	Member of the Management Board
René Obermann	Chief Executive Officer

/s/ Timotheus Höttges	Member of the Management Board
Timotheus Höttges	For Finance (Chief Financial Officer and Principal Accounting Officer)

/s/ Dr. Manfred Balz	Member of the Management Board
Dr. Manfred Balz	For Data Privacy, Legal Affairs and Compliance

/s/ Reinhard Clemens	Member of the Management Board
Reinhard Clemens	For Systems Solutions

/s/ Guido Kerkhoff	Member of the Management Board
Guido Kerkhoff	For Europe

/s/ Thomas Sattelberger	Member of the Management Board
Thomas Sattelberger	For Human Resources

/s/ Niek Jan van Damme	Member of the Management Board
Niek Jan van Damme	For Germany

/s/ Edward Kozel	Member of the Management Board
Edward Kozel	For Technology and Innovation

SIGNATURE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the Post-Effective Amendment No. 1 to the Registration Statement on Form F-3, solely in the capacity of the duly authorized representative of Deutsche Telekom AG in the United States, in the City of New York, State of New York, U.S.A., on June 23, 2010.

DEUTSCHE TELEKOM INC.
By: /s/ Klaus-Peter Statz Name: Klaus-Peter Statz Title: President and CEO

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Deutsche Telekom International Finance B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on this 23rd day of June 2010.

DEUTSCHE TELEKOM INTERNATIONAL FINANCE B.V.

By: /s/ Stephan Wiemann Name: Stephan Wiemann Title: Managing Director

By: /s/ Robin Sheridan Name: Robin Sheridan Title: Managing Director

      Know all persons by these presents that each officer or director whose signature appears below constitutes and appoints each of the directors named below, jointly and severally, his or her true lawful attorneys-in-fact and agents with full and several power of substitution for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, supplements to this registration statement and any registration statements pursuant to Rule 462(b) under the Securities Act relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on June 23, 2010.

Signatures	Capacity

/s/ Stephan Wiemann Stephan Wiemann	Managing Director

/s/ Robin Sheridan Robin Sheridan	Managing Director

SIGNATURE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed the Post-Effective Amendment No. 1 to the Registration Statement on Form F-3, solely in the capacity of the duly authorized representative of Deutsche Telekom International Finance B.V. in the United States, in the City of New York, State of New York, U.S.A., on June 23, 2010.

DEUTSCHE TELEKOM INC.

By: /s/ Klaus-Peter Statz Name: Klaus-Peter Statz Title: President and CEO